Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 15, 2010, on the financial statements of Cleveland BioLabs, Inc., which report appears in the annual report on Form 10-K of Cleveland BioLabs, Inc. for the year ended December 31, 2009, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ MEADEN & MOORE, LTD.
MEADEN & MOORE, LTD.
Independent Registered Public Accounting Firm

October 12, 2010
Cleveland, Ohio